Exhibit 12.2


                            CERTIFICATION PURSUANT TO
                SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002




         I, Richard Revelins, certify that:


         1. I have reviewed this annual report on Form 20-F/A of Prana Biotechnology Limited; and


         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;



         Date: March 30, 2005


         /s/Richard Revelins*
         --------------------
         Richard Revelins
         Chief Financial Officer



               * The originally executed copy of this Certification will be maintained at the Registrant's offices and will be made available for inspection upon request.